Exhibit 99.1

Biodel’s Concentrated Insulin BIOD-531 Demonstrates Superior Glucose Control Following
Standardized Meals Compared to Marketed Insulins in a Phase 2 Clinical Trial in Patients with
Type 2 Diabetes

Phase 2a Clinical Trial Data Demonstrate That a Single Dose of BIOD-531 Provides Superior Glucose Control after Two
Consecutive Standardized Meals Compared to Humalog ® Mix 75/25 and Humulin ® R U-500

Conference Call and Webcast Will be Held in Conjunction with Third Quarter Fiscal Year 2014 Financial Results
Update on Monday, August 11, 2014 at 5:00 pm EST

DANBURY, Conn., August 11, 2014 - Biodel Inc. (Nasdaq: BIOD) announced positive preliminary results from Study 3-152, a Phase 2a clinical trial comparing Biodel’s proprietary, concentrated insulin formulation BIOD-531 to Humalog® Mix 75/25 and Humulin® R U-500 in patients with type 2 diabetes with moderate insulin resistance who use between 50 and 200 units of insulin per day.

Data Highlights

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BIOD-531 was associated with superior glucose control compared to Humalog ® Mix 75/25 throughout the day of observation.

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BIOD-531 was also associated with superior glucose control compared to Humulin ® R U-500.

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BIOD-531 dosed 20 minutes after the start of the standardized breakfast also resulted in superior glucose control compared to either Humalog® Mix 75/25 or Humulin ® R U-500 dosed prior to the meal.

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Mean visual analog scores and absolute severity scores were low for all participants, suggesting excellent injection site tolerability.

Many type 2 diabetes patients in clinical practice are treated with pre-mixed insulins, such as Humalog® Mix 75/25, in order to receive both basal and prandial insulin in a single injection.  Pre-mixed insulin is commonly dosed before breakfast and before dinner and is usually used in patients who are not candidates for an intensive basal-bolus insulin regimen that would require four or more injections per day.  Humulin® R U-500 is the only concentrated insulin available in the U.S. and is usually used to treat type 2 diabetes patients with severe insulin resistance who require very high doses of insulin—typically greater than 200 units per day.

BIOD-531 is an ultra-rapid-acting formulation of recombinant human insulin (RHI) at a concentration of 400 units/ml (U-400) combined with EDTA, citrate and magnesium sulfate.  In the Phase 1 Study 3-150, the results of which were released in February 2014, BIOD-531 administered to non-diabetic, obese volunteers demonstrated ultra-rapid absorption and onset of action in comparison with Humalog® Mix 75/25 and Humulin® R U-500, and had an extended duration of action that is expected to be suitable for basal insulin needs.

Exhibit 99.1

The recently completed Study 3-152 was designed to test the hypothesis that a single dose of BIOD-531 would confer better postprandial glucose control for two consecutive meals compared to Humalog® Mix 75/25 when administered to type 2 diabetes patients with moderate insulin resistance.

In Study 3-152, glucose profiles were assessed after single subcutaneous injection of 0.6 U/kg doses of the study drugs administered with a standardized breakfast on separate days in a randomized four arm cross-over sequence in which subjects received pre-meal BIOD-531, pre-meal Humalog ® Mix 75/25, pre-meal Humulin® R U-500 and post meal BIOD-531.    In order to assess the duration of glucose lowering, subjects received a standardized lunch at 330 minutes (5.5 hours) after breakfast dosing with no insulin administered at that time.  Glucose levels were measured every five minutes during the 720 minutes (12 hours) after test insulin dosing at breakfast.

The results of the current study demonstrate that the ultra-rapid-acting profile with an extended duration of action of BIOD-531 seen in Study 3-150 may translate into clinically meaningful benefits of superior mealtime and basal coverage for type 2 diabetes patients with moderate insulin resistance.

Pre-Meal Administration of BIOD-531 vs. Pre-Meal Administration of Humalog® Mix 75/25

BIOD-531 was associated with superior glucose control compared to Humalog® Mix 75/25 throughout the day of observation.  A single dose of BIOD-531 administered immediately before breakfast (pre-meal) achieved significantly lower mean glucose concentrations than did Humalog® Mix 75/25 administered immediately before breakfast.  The mean glucose concentration after breakfast was 167.8 ± 10.4 mg/dl with BIOD-531 treatment compared to 205.1 ± 8.3 mg/dl with Humalog® Mix 75/25 treatment (p<0.001).  Mean glucose concentrations were also significantly improved after lunch with pre-meal BIOD-531.  Over the course of the entire day of observation, pre-meal BIOD-531 was associated with an average glucose concentration of 177.8 ± 11.9 mg/dl compared to 225.1± 10.7 mg/dl with Humalog® Mix 75/25 treatment (p<0.001).   The percentage of glucose readings within the target range of 70-180 mg/dl was increased more than two-fold following BIOD-531 treatment (46.3 ± 8.4%) compared to  Humalog® Mix 75/25 treatment (20.6 ± 5.9%; p=0.002).  Likewise, the post-breakfast area under the curve for the glucose excursion and the mean maximal glucose concentrations after breakfast and after lunch were significantly improved with pre-meal BIOD-531 treatment compared to Humalog® Mix 75/25 treatment.

Pre-Meal Administration of BIOD-531 vs. Pre-Meal Administration of Humulin® R U-500

BIOD-531 was also associated with superior glucose control compared to Humulin® R U-500. Mean glucose concentrations after the standardized breakfast were 167.8 ± 10.4 mg/dl with BIOD-531 treatment compared to 193.1 ± 8.3 mg/dl with Humulin® R U-500 treatment (p=0.006).  Over the entire day of observation, mean glucose concentrations were 177.8 ± 11.9 mg/dl with BIOD-531 treatment compared to 197.2 ± 8.8 mg/dl with Humulin® R U-500 treatment (p=0.042).  Over the course of the entire day of observation, glucose concentrations were in the target range of 70-180 mg/dl 46.3 ± 8.4% of the time with BIOD-531 treatment compared to 29.1 ± 6.1% of the time with Humulin ® R U-500 treatment (p=0.032).

Exhibit 99.1

Post-Meal Administration of BIOD-531 vs. Pre-Meal Administration of Humalog® Mix 75/25 and Pre-Meal Administration of Humulin® R U-500

BIOD-531 dosed 20 minutes after the start of the standardized breakfast also resulted in a superior glucose control compared to either Humalog ® Mix 75/25 or Humulin ® R U-500 dosed prior to the meal.  Mean glucose concentrations over the course of the day were 178.3 ± 11.2 mg/dl for post-meal BIOD-531 treatment compared to 225.1 ± 10.7 for pre-meal Humalog ® Mix 75/25 treatment (p<0.001).  The percentage of readings within the 70-180 mg/dl target range was 46.2 ± 7.6% for post-meal BIOD-531 treatment compared to 20.6 ± 5.9% for pre-meal Humalog® Mix 75/25 treatment (p=0.003) and 29.1 ± 6.1% for pre-meal Humulin® R U-500 treatment (p=0.040).

Safety and Tolerability

Mean visual analog scores and absolute severity scores were low for all participants, suggesting excellent injection site tolerability.  There were no statistically significant differences in 100 mm visual analog scores among the treatment groups.

Dr. Alan Krasner, chief medical officer of Biodel, stated:  “Many patients with type 2 diabetes who use pre-mixed insulins such as Humalog ® Mix 75/25 may not achieve adequate prandial control due to the slow absorption of currently available, pre-mixed insulin formulations.  These data released today validate the benefits of the ultra-rapid-acting onset of action of BIOD-531 seen in our previous Phase 1 study and clearly demonstrate the clinical superiority of this profile on post-prandial glucose control compared to Humalog® Mix 75/25 and Humulin ® R U-500.  The longer-term coverage provided by BIOD-531 was superior to the comparators  as seen in lower glucose levels after the standardized lunch and the benefits are maintained even when dosed after the meal.  This unique pharmacokinetic and pharmacodynamic profile, coupled with its high concentration and low injection volume has the potential to confer clinically significant benefits to a sub-optimally served population of patients with type 2 diabetes.”

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “BIOD-531 is a valuable asset within Biodel’s expanding portfolio.  It appears from these data that BIOD-531 may have utility both in the niche but rapidly growing segment of insulin resistant patients largely treated by endocrinologists and currently served by Humulin® R U-500, as well as in the much larger segment of patients currently using pre-mixed insulins and often managed by primary care physicians. We are working with the FDA to define the clinical development program that will best characterize and assess this unique formulation so that we can rapidly advance BIOD-531 into later stage clinical trials.  We look forward to updating you in the fourth quarter of 2014 on the data from the ongoing Phase 2 Study 3-151 in severely insulin resistant patients and the path forward for this exciting product opportunity.”

Exhibit 99.1

Blood Glucose Profiles of BIOD-531 Vs. Humalog® Mix 75/25 or Humulin® R U-500 Following Standardized Meal Challenges
Meal	Efficacy Parameter	Treatment Group Comparison
		BIOD-531 Before Meal (A)	Humalog® Mix 75/25 Before Meal (B)	Humulin® R U-500 Before Meal (C)	BIOD-531 After Meal (D)	P Value
						(A) vs. (B)	(A) vs. (C)	(B) vs. (D)	(C) vs. (D)

After Breakfast*	∆ BGAUC0-120min (mg.min/dl)	7140 ± 962	10302 ± 1051	8160 ± 533	7319 ± 889	0.001	0.228	0.002	0.319
	∆ BGAUC0-330min (mg.min/dl)	23526 ± 3054	33751 ± 2396	30158 ± 2342	23833 ± 3846	0.003	0.036	0.004	0.051
	Avg BG0-330min (mg/dl)	167.8 ± 10.4	205.1 ± 8.3	193.1 ± 8.3	173.4 ± 11.6	<0.001	0.006	0.001	0.031
	BGMaximum0-120min (mg/dl)	192.9 ± 12.3	233.7 ± 12.5	212.8 ± 7.0	195.3 ± 10.7	<0.001	0.050	<0.001	0.082
	Percent Values5-330min Within 70-<180 mg/dl Range (%)	52.7 ± 10.3	28.0 ± 9.1	33.5 ± 9.5	48.6 ± 10.3	0.026	0.074	0.067	0.172

After Lunch**	Avg BG5-390min (mg/dl)	186.3 ± 15.0	241.9 ± 15.3	200.7 ± 11.6	176.4 ± 14.9	<0.001	0.205	<0.001	0.060
	BGMaximum0-120min (mg/dl)	237.6 ± 15.5	297.3 ± 16.1	256.3 ± 13.4	230.4 ± 14.4	<0.001	0.212	<0.001	0.101
	Percent Values0-390min Within 70-<180 mg/dl Range (%)	41.1 ± 9.1	13.6 ± 6.4	25.7 ± 6.9	43.8 ± 9.8	0.002	0.072	0.001	0.042

Overall Test Period	Avg Glucose0-720min (mg/dl)	177.8 ± 11.9	225.1 ± 10.7	197.2 ± 8.8	178.3 ± 11.2	<0.001	0.042	<0.001	0.058
	Percent Values5-720min Within 70-<180 mg/dl Range (%)	46.3 ± 8.4	20.6 ± 5.9	29.1 ± 6.1	46.2 ± 7.6	0.002	0.032	0.003	0.040

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Data presented are the Mean ± SEM from twelve subjects randomized. One of these subjects discontinued after treatment with Humalog® Mix 75/25 and Humulin® R U-500 only. Blood glucose was measured every 5 minutes.

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BG: Blood glucose; ∆ BG: Change in blood glucose from baseline;  AUC: Area under the glucose response curve

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*Test insulin was administered only for the breakfast meal

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**No insulin treatment was administered at lunch (330 min after injection)

Exhibit 99.1

Study Design

Study 3-152 was a single-blinded, four-arm cross-over study.  Twelve subjects were randomized and 11 patients completed the study. The patients evaluated in this study were a typical population with type 2 diabetes who used between 50-200 units of insulin per day with mean age of 55 years old, mean baseline HbA1c of 9%, mean weight of 99 kg, and mean BMI of 33.5 kg/m2.  Subjects were washed out of background diabetes medications (including insulins) and admitted to the research unit the evening before study drug dosing.  Overnight, blood glucose concentration was stabilized at the target range of 100 ± 20 mg/dl using intravenous insulin.  The intravenous insulin was discontinued no later than 15 minutes before a standardized breakfast in the morning.   Each subject came in for the following four treatments administered subcutaneously on separate days assigned in a random order: (a) BIOD-531 immediately before the meal (pre-meal); (b) Humalog® Mix 75/25 pre-meal; (c) Humulin® R U-500 pre-meal; and (d) BIOD-531 twenty minutes after the start of the meal (post-meal).  The dose for each session was 0.6 U/kg.   After the breakfast, glucose concentrations were measured every 5 minutes throughout the day for a total of 720 minutes (12 hours) after insulin dosing.  In order to assess the duration of glucose control of the test insulins, the subject received a standardized lunch 330 minutes (5.5 hours) after breakfast dosing but did not receive a lunch-time dose of insulin.  Injection site toleration was assessed with a 100 mm visual analog scale and severity scores.

About BIOD-531

Biodel's concentrated insulin BIOD-531 contains 400 units per milliliter (U-400) of recombinant human insulin formulated with EDTA, citrate and magnesium sulfate. Based on its unique combination of ultra-rapid absorption with a basal duration profile, BIOD-531 may provide superior meal-time glucose control for patients using Humulin® R U-500 and pre-mixed insulins such as Humalog® Mix 75/25.  Furthermore, for patients using pre-mixed prandial/basal insulins, BIOD-531 could enable patients to minimize injection volume while benefitting from the ultra-rapid onset of action.

The current unmet medical need for a concentrated ultra-rapid-acting insulin formulation exists among a subset of type 2 diabetes patients who demonstrate severe insulin resistance and require greater than 200 units of insulin daily to meet their insulin needs. Currently Eli Lilly's Humulin® R U-500 is the only concentrated insulin product on the U.S. market. Humulin® R U-500 concentrated insulin has a suboptimal pharmacokinetic and pharmacodynamic profile for prandial coverage, with a more delayed onset than U-100 regular human insulin or rapid-acting insulin analog formulations.

Eli Lilly and Novo Nordisk market preparations of human insulin or rapid-acting analog prandial insulins pre-mixed with intermediate-acting basal neutral protamine insulins in a variety of ratios such as 70/30, 75/25 and

Exhibit 99.1

50/50. Pre-mixes provide basal and bolus therapy with fewer injections per day. Pre-mixed prandial/basal insulins have a suboptimal pharmacokinetic and pharmacodynamic profile with a more delayed onset than prandial U-100 regular human insulin or rapid-acting insulin analog formulations.   Pre-mixes represent approximately thirty percent of the more than $8 billion global rapid-acting prandial insulin market.

Conference Call and Webcast Information

Biodel's senior management will host a conference call in conjunction with Third Quarter Fiscal Year 2014 Financial Results Update on Monday, August 11, 2014 at 5:00 p.m. Eastern Standard Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 407-7181 (Toll-Free US & Canada) or +1 (201) 689-8047 (International). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website or by dialing +1 (877) 660-6853 (Toll Free US & Canada) or +1 (201) 612-7415 (International) and entering conference ID number 13588552.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with type 1 and type 2 diabetes and our glucagon presentation that is intended to treat patients

Exhibit 99.1

experiencing severe hypoglycemia; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended December 31, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT: John Graziano, +1-646-378-2942

SOURCE Biodel Inc.